UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2004

DUNE ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-27897	95-4737507
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1330 Post Oak Blvd., Suite 1600, Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 963-4635

(Former name or former address, if changed since last report)

Item 1. Changes in Control of Registrant.

     On May 18, 2004, Dune Energy, Inc. (the “Company”) closed a transaction with Itera Holdings BV, a company organized under the laws of the Netherlands (“Itera BV”), pursuant to which the Company issued 70,928,793 shares of its common stock to Itera BV, for the aggregate purchase price of $12,000,000 (inclusive of $1,000,000 previously advanced to the Company by Itera International Energy Corporation in connection with the drilling of the Company’s initial well on its Welder acreage). The sale of such shares to Itera BV resulted in a change of control in the Company. Presently, Itera BV holds 78% of the Company’s issued and outstanding shares of common stock, on a fully diluted basis (assuming conversion/exercise of all convertible securities). A copy of the Stock Purchase Agreement between the Company and Itera BV, dated as of May 10, 2004 (together with the schedules and exhibits thereto) was attached as an Exhibit to the Company’s Report on Form 8-K, filed with the Securities and Exchange Commission on May 12, 2004, and is incorporated by reference herein. At the Closing of the transaction, the Company and Itera BV executed and delivered certain additional documents, copies of which are filed herewith. Capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

Item 5. Other Events.

     As previously reported, on May 10, 2004, the Company’s Board of Directors declared a 1 for 2 reverse stock split on the Company’s issued and outstanding shares of common stock, effective as of May 21, 2004 (the “Record Date”). Assuming no issuances of common stock between the closing of the transaction with Itera BV and the Record Date, then the number of issued and outstanding shares of the Company’s common stock, on a fully-diluted basis immediately following the Record Date shall be 45,467,175. The Board reserved the right to abandon the reverse stock split, should it deem it advisable to do so.

     Effective as of the closing of the transaction with Itera BV, the Company amended its Bylaws so as to increase the number of persons constituting the complete Board of Directors of the Company to seven (7). Per the terms of the Stock Purchase Agreement, three (3) of the Company’s current Directors, Messrs. Alan Gaines, Richard Cohen and Steven Barrenechea will continue to serve as Directors and Itera BV has the right to designate four (4) persons to serve on the Board. The Company’s Amended and Restated Bylaws are attached as Exhibit 99.5 hereto and are incorporated by reference herein.

Item 7. Exhibits.

Exhibit No.	Description

99.1	Amendment to Stock Purchase Agreement dated May 17, 2004 between the Company and Itera BV
99.2	Assignment and Assumption Agreement dated May 18, 2004 between the Company and Itera International Energy Corporation
99.3	Agreement for Issuance of Additional Shares of Common Stock dated May 18, 2004 between the Company and Itera BV
99.4	Amendment No. 1 to Alan Gaines’ Employment Agreement dated May 18, 2004
99.5	Amended and Restated Bylaws of the Company

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DUNE ENERGY, INC.

DATE:	May 19, 2004	By:	/s/ Alan Gaines

Alan Gaines
Chairman and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Amendment to Stock Purchase Agreement dated May 17, 2004 between the Company and Itera BV
99.2	Assignment and Assumption Agreement dated May 18, 2004 between the Company and Itera International Energy Corporation
99.3	Agreement for Issuance of Additional Shares of Common Stock dated May 18, 2004 between the Company and Itera BV
99.4	Amendment No. 1 to Alan Gaines’ Employment Agreement dated May 18, 2004
99.5	Amended and Restated Bylaws of the Company